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11. Statement re computation of per share earnings

                                                              Third Quarter Ended                     Nine Months Ended
                                                                    June 30,                               June 30,
                                                             2002                2001               2002               2001
                                                             ----                ----               ----               ----
Net (loss) income in thousands                            $ (889)              $4,086          $ (3,832)           $ 16,099

Weighted average shares outstanding
                                                       15,755,241          15,784,010         15,698,669         15,723,915
Assumed exercise of stock options,
weighted average of incremental shares
                                                               --             640,824                 --            756,821
Assumed purchase of stock under stock
purchase plan, weighted average
                                                               --              23,638                 --             51,045
                                                       ----------          ----------         ----------         ----------
Diluted shares - adjusted weighted-average
shares and assumed conversions                         15,755,241          16,448,472         15,698,669         16,531,781
                                                       ==========          ==========         ==========         ==========

Basic earning per share                                 $  (0.06)             $  0.26          $  (0.24)            $  1.02
                                                        ========              =======          ========             =======

Diluted earnings per share                              $  (0.06)             $  0.25          $  (0.24)            $  0.97
                                                        ========              =======          ========             =======
